UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41349	85-3475290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

106 Glendale Drive, Suite A,
 Lead, South Dakota, United States 57754
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (605) 906-8363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2025 annual meeting of stockholders of Dakota Gold Corp. (the "Company") held on May 13, 2025 (the "Meeting"), by a vote of stockholders entitled to vote, the stockholders voted upon and approved proposals to:

i. elect six directors to hold office until the 2026 annual meeting of stockholders or until their successors are elected (the "Proposal 1");

ii. ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 (the "Proposal 2"); and

iii. approve an amendment to the Company's 2022 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance pursuant to awards under the plan from 6,250,000 shares to 10,750,000 shares (the "Proposal 3").

Voting results for Proposal 1 are as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Gerald Aberle	42,358,344	12,206,593	11,248,692
Jennifer Grafton	46,708,796	7,856,141	11,248,692
Amy Koenig	42,982,051	11,582,886	11,248,692
Stephen O'Rourke	37,689,014	16,875,923	11,248,692
Robert Quartermain	43,271,672	11,293,265	11,248,692
Alice Schroeder	47,084,067	7,480,870	11,248,692

Voting results for Proposal 2 are as follows:

For	Against	Abstain
65,147,840	462,319	203,470

Voting results for Proposal 3 are as follows:

For	Against	Abstain	Broker Non-Votes
52,583,484	1,767,473	213,980	11,248,692

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.

Date: May 13, 2025	/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer